Exhibit 99.1

Freight Technologies Announces Second Quarter 2025 Results

Profit margin % improvement | Lower net loss | Fleet Rocket sales

HOUSTON - August 21, 2025 — Freight Technologies, Inc. (Nasdaq: FRGT; “Fr8Tech” or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions, released its results for the second quarter ended June 30, 2025, on August 18, 2025.

“In the second quarter of 2025, we made further progress on the technological elements of our offerings and continued our transition to a SaaS provider in the logistics space. Fr8Tech completed initial sales of Fleet Rocket, a Transportation Management System (TMS) software solution, released several new features to Fr8App, and improved the operating margins on its brokerage business. Although higher tariffs and trade policy uncertainty impacted the brokerage business in the second quarter, we achieved profitability during the quarter through our crypto investments and through ongoing operational improvements. We remain as focused as ever on our mission and commitment to leading digital logistics innovation,” said Javier Selgas, CEO of Fr8Tech.

Business Highlights

●	Completed initial enterprise sales of Fleet Rocket, our cost-effective Transportation Management System (TMS) software solution to optimize freight brokerage and shipping operations.
●	Released several new features and capabilities to Fr8App and Fr8Fleet most prominently with deeper integration and electronic data interchange (EDI) connections and cross-functionality with customer platforms.
●	Created initial prototypes of AI Logistics Worker agents that interact with dispatchers to enhance day-to-day coordination and efficiency. Our Fr8Tech AI Lab, a collaboration with the University of Monterrey, created the agents with the ASI1-Fast model of our development partner Fetch.ai.
●	Expanded cryptocurrency treasury with the purchase of Official Trump coins, building on the initial acquisition of FET tokens.

Financial Highlights

●	Achieved a net profit of $649 thousand, a 21.7% net profit margin, for the three months ended June 30, 2025, demonstrating initial value of our cryptocurrency treasury.
●	Operating loss improved year-over-year from -$1.7 million in Q2 2024 to -$1.5 million in Q2 2025 on higher margin brokerage business and lower operating expenses.
●	For the six months ended June 30, 2025, increased cash position, lowered interest expense and increased the Company’s equity position.

2025 Annual Outlook

As a result of: (1) the Company’s transition to focus on higher margin software sales and AI innovations; (2) selective customer engagement with our freight brokerage services, (3) and, potential economic impact of higher tariffs on US-Mexico cross border trade, the Company is lowering its revenue and operating margin outlook for 2025. Our revised outlook for the full year 2025 is:

●	Revenue: $13 million to $16 million
●	Operating Loss: -$4.5 million to -$6.3 million

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless Over-the-Road (OTR) B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide and Fleet Rocket a nimble, scalable and cost-effective Transportation Management System (TMS) for brokers, shippers, and other logistics operator. Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions.. For more information, please visit fr8technologies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the Securities Exchange Commission.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Schedule I

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Revenue	$2,989,910	$3,837,842	$7,090,550	$8,125,602
Cost and expenses
Cost of revenue	2,534,689	3,113,444	6,127,989	7,170,071
Compensation and employee benefits	1,109,141	1,363,395	2,363,930	2,817,736
General and administrative	663,272	940,390	1,260,025	1,671,927
Sales and marketing	46,844	15,525	62,889	34,319
Depreciation and amortization	106,935	110,039	210,789	220,246
Total cost and expenses	4,460,881	5,542,793	10,025,622	11,914,299

Operating loss	(1,470,971)	(1,704,951)	(2,935,072)	(3,788,697)

Other income and expenses
Interest expense, net	(208,245)	(231,828)	(343,109)	(404,532)
Change in fair value of convertible note	-	22,602	-	22,602
Realized gain (loss) in value of sold cryptocurrency	(80,057)	-	(80,057)	-
Unrealized gain (loss) in fair value of cryptocurrency	2,427,754	-	2,427,754	-
Income (loss) before provision for income taxes	668,481	(1,914,177)	(930,484)	(4,170,627)

Income tax expense	19,243	40,379	22,324	40,379

Net Income (Loss)	$649,238	$(1,954,556)	$(952,808)	$(4,211,006)

Basic net income (loss) per share attributable to ordinary shareholders	$0.38	$(24.66)	$(0.85)	$(63.75)
Basic weighted average shares outstanding	1,692,519	79,268	1,125,227	66,056
Diluted net income (loss) per share attributable to ordinary shareholders,	$0.02	$(24.66)	$(0.85)	$(63.75)
Diluted weighted average shares outstanding	29,314,475	79,268	1,125,227	66,056

Net income (loss)	$649,238	$(1,954,556)	$(952,808)	$(4,211,006)
Other comprehensive gain (loss) net of tax
Foreign currency translation gain (loss)	241,796	(576,440)	262,616	(415,300)
Comprehensive income (loss)	$891,034	$(2,530,996)	(690,192)	$(4,626,306)

The accompanying notes are an integral part of these consolidated financial statements.

Schedule II

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025 (unaudited)	December 31, 2024 (audited)
ASSETS:
Current assets:
Cash and cash equivalents	$586,658	$204,032
Accounts receivable, net	5,610,917	3,533,330
Unbilled receivables	846,784	520,037
Prepaid expenses and other current assets	1,052,777	792,147
Total current assets	8,097,136	5,049,546

Capitalized software, net	564,423	574,109
Property and equipment, net	9,441	13,238
Other long-term assets	-	39,988
Security deposits	7,818	7,818
Cryptocurrencies	8,376,410	-
Other intangible assets, net	5,139	5,546
Total assets	$17,060,367	$5,690,245

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$1,374,120	$1,442,517
Accrued expenses	1,143,820	1,280,563
Short-term borrowings	4,851,762	3,343,710
Convertible debt	500,000	-
Income tax payable	297,363	278,215
Insurance financing payable	109,922	-
Total current liabilities	8,276,987	6,345,005
Total liabilities	8,276,987	6,345,005

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A preferred stock, $0.0001 par value, unlimited shares authorized; 6,054,823 and 1,815,438 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	606	182
Series B preferred stock, $0.0001 par value, 21,000,000 shares authorized; 1,262,074 issued and outstanding at June 30, 2025 and December 31, 2024	126	126
Series seed preferred stock, $0.0001 par value, 25,000 shares authorized; 7,020 issued and outstanding at June 30, 205 and December 31, 2024	-	-
Ordinary shares, no par value, (**) unlimited shares authorized; 2,652,322 and 546,269 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	-	-
Additional paid-in capital	55,638,285	45,510,375
Accumulated deficit	(45,869,587)	(44,916,779)
Accumulated other comprehensive loss	(986,050)	(1,248,664)
Total stockholders’ equity (deficit)	8,783,380	(654,760)
Total liabilities and stockholders’ equity (deficit)	$17,060,367	$5,690,245

(*)	List of authorized shares for Series A preferred
a.	Series A1A preferred shares: 10,000,000 authorized shares
b.	Series A2 preferred shares: 3,000,000 authorized shares
c.	Series A4 preferred shares: unlimited authorized shares
(**)	Ordinary Share par value was change to no par value in June 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Schedule III

FREIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Cash flows from operating activities:
Net loss	$(952,808)	$(4,211,006)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	210,789	220,246
Share-based compensation	450,167	515,380
Non-cash interest	18,003	491,976
Loss on the sale cryptocurrencies	80,057	-
Changes in operating assets and liabilities:
Accounts receivable	(1,761,635)	(887,494)
Unbilled receivables	(279,313)	280,617
Change in convertible note fair value	-	(22,602)
Change in fair value of cryptocurrency	(2,427,754)	-
Prepaid expense and other assets	124,526	195,723
Accounts payable	(160,057)	(292,155)
Accrued expenses	(261,143)	(1,138,213)
Income tax payable	(80,049)	(9,598)
Net cash used in operating activities	(5,039,217)	(4,857,126)

Cash flows from investing activities:
Purchase of cryptocurrencies	(2,748,777)	-
Sale of cryptocurrencies	1,920,064	-
Capitalization of software development costs	(156,118)	(171,997)
Purchase of property and equipment	-	(1,882)
Net cash used in investing activities	(984,831)	(173,879)

Cash flows from financing activities:
Proceeds from notes payable, net of discounts	2,000,000	873,000
Repayment of insurance financing payable	(70,489)	(100,464)
Repayment of short-term borrowings	(6,103,131)	(8,150,791)
Proceeds from short-term borrowings	7,611,183	9,848,259
Proceeds from the issuance of Series A4 Shares	2,970,000	-
Net proceeds from the issuance of Ordinary Shares	-	1,453,589
Net cash provided by financing activities	6,407,563	3,923,593

Net increase (decrease) in cash and cash equivalents	383,515	(1,107,412)

Effect of exchange rate changes on cash and cash equivalents	(889)	7,883

Cash and cash equivalents at beginning of the period	204,032	1,560,105
Cash, cash equivalents and restricted cash at end of the period	$586,658	$460,576

Supplemental disclosure of cash flow information
Cash paid for interest	$325,109	$675,628

Supplemental disclosure of non-cash activity
Financing of insurance premiums	$180,411	$222,891
Reconciliation of cash, cash equivalents, and restricted cash reported in the consolidated balance sheet
Cash and cash equivalents	$586,658	$460,576
Total cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$586,658	$460,576

The accompanying notes are an integral part of these consolidated financial statements.

Fr8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com